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                             LOAN FACILITY AGREEMENT

                            Dated as of June 20, 1996

                                      among

                     ESSEX PROPERTY TRUST, INC., as Borrower

                                       and

                      T/W ESSEX FUNDING, L.L.C., as Lender
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               LOAN FACILITY AGREEMENT dated as of June 20, 1996, among Essex
Property Trust, Inc., a Maryland corporation (the "Borrower") and T/W Essex Funding, L.L.C., a Delaware limited liability company (the "Lender").

                              W I T N E S S E T H:

               WHEREAS, the Borrower and certain affiliates of the Lender (collectively, the "Buyer") have entered into a Stock Purchase Agreement dated as of the date hereof (as the same may be amended, restated or supplemented from time to time, the "Stock Purchase Agreement"), pursuant to which Buyer has agreed to purchase up to 1,600,000 shares of convertible preferred stock of the Borrower on the terms and subject to the conditions contained therein; and

               WHEREAS, the terms of the Stock Purchase Agreement provide for the execution and delivery of this Agreement simultaneously with the closing of the initial transactions contemplated thereby;

               NOW, THEREFORE, the Borrower and the Lender hereby agree as follows:

                                   ARTICLE 1
                                  DEFINED TERMS

         1.1 Definitions. Each term defined in this Section 1.1, when used in this Agreement, has the meaning indicated below. Capitalized terms used herein but not defined herein shall have the meanings given to them in the Stock Purchase Agreement.

               "Agreement" shall mean this Loan Agreement, as amended, restated, modified or supplemented from time to time.

               "Applicable Rate" shall mean the greater of (i) 8.75% per annum, and (ii) the rate which is equal to the quarterly dividend on the Common Stock, annualized, divided by $ 21.875.

               "Appreciated Stock Price" shall mean (i) with respect to Loans that are paid in full by the Borrower on or prior to December 31, 1996, the average of the closing price (as reported in The Wall Street Journal, absent manifest error) of Borrower's Common Stock for the twenty consecutive Business Days immediately preceding, but not including, the earlier of the date of payment or December 31, 1996, and (ii) with respect to Loans that are paid or mature on February 28, 1997, or are paid or mature on April 30, 1997, as the case may be, the average of the closing price (as reported in The Wall Street Journal, absent manifest error) of Borrower's Common Stock for any twenty consecutive Business Days, as selected by the Lender, from and including December 1, 1996, through but not including the Option C Maturity Date.

               "Business Day" shall mean any day on which both state and federally chartered banks in New York, New York are required to be open for general banking business.

               "Code"  shall mean the Internal Revenue Code of 1986, as amended.


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               "Dollars" or "$" shall mean the lawful currency of the United
States of America and, in relation to any amount to be advanced or paid hereunder, funds having same day value.

               "Event of Default" shall mean each of the events set forth in
Section 6.1 hereof.

               "Exchange Price" shall have the meaning set forth in Section 2.11 hereof.

               "Guarantee" shall mean the guarantee to be executed and delivered by the Guarantor, substantially in the form of Exhibit B hereto.

               "Guarantor" shall mean Essex Portfolio L.P., a California limited partnership, of which the Borrower is the sole general partner.

               "Indebtedness" shall mean for any person all indebtedness or other obligations of such person for borrowed money and all indebtedness of such person with respect to any other items (other than accounts payable in the ordinary course of business, income taxes payable, deferred taxes and deferred credits) which would, all in accordance with generally accepted accounting principles, be classified as a liability on the balance sheet of such person.

               "Initial Commitment" means $13,000,000.

               "Initial Exchange Closing" shall have the meaning set forth in
Section 2.10 below.

               "Judicial Prohibition Maturity Date" shall mean if a Judicial Prohibition Maturity Event has occurred, notwithstanding any other provision of this Agreement, December 31, 1996; provided, however, Borrower may, in its sole discretion, by delivery of written notice of same to Lender on or prior to December 20, 1996 (unless the applicable Judicial Prohibition Maturity Event shall have occurred on or after December 20, 1996, in which case not later than three Business Days after such occurrence but in no event later than December 30, 1996), extend the date for repayment of the Loans from the Judicial Prohibition Maturity Date (assuming there exists a Judicial Prohibition Maturity Event on such date and, if not, Lender and Buyer shall follow the procedures for the appropriate Option, and there shall be no extension) to February 28, 1997; and, provided, further, Borrower may also, in its sole discretion, by delivery of written notice of same to Lender not later than February 20, 1997, further extend such date to April 30, 1997.

               "Judicial Prohibition Maturity Event" shall mean an event whereby the Lender is estopped from the exercise of any Option otherwise available as a result of judicial process other than as a result of an action or claim brought by the Lender itself or by Buyer, or by any other person in collusion with the Lender or Buyer, and such estoppel shall remain in effect until and including December 30, 1996.

                IRS Approval Date" shall mean the date of receipt by the Borrower of a Private Letter Ruling from the Internal Revenue Service as required by Article EIGHTH(a)(9) of the Articles of Amendment and Restatement of the Borrower enabling the Borrower to exempt Lender's affiliates from the Ownership Limit as defined in such Articles of Amendment and


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
Restatement ("IRS Approval"), provided, however, such event shall have occurred, if at all, on or prior to December 15, 1996.

               "Loan" shall mean each loan to be made by the Lender to the Borrower pursuant to Article II hereof.

               "Note" shall mean a promissory note of the Borrower in registered form payable to the order of the Lender evidencing the Loans, substantially in the form of Exhibit A hereto, and any promissory note or notes issued in substitution thereof.

               "Notice of Occurrence" shall have the meaning set forth in
Section 2.10.

               "Obligations" shall mean any and all of the debts, obligations and liabilities of the Borrower provided for or arising under this Agreement, whether now existing or hereafter arising, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred.

               "Option A" shall mean the Lender's obligation (absent the existence of a Judicial Prohibition Maturity Event which is not discharged prior to the Judicial Prohibition Maturity Date) (i) to exchange the Loan comprising the Initial Commitment for Preferred Stock pursuant to Section 2.11 hereof, and
(ii) to utilize the funds otherwise comprising the Subsequent Commitment to acquire Preferred Stock in accordance with the Stock Purchase Agreement, in each case if the Stockholder Approval Date has occurred.

               "Option B" shall mean the Lender's obligation (absent the existence of a Judicial Prohibition Maturity Event which is not discharged prior to the Judicial Prohibition Maturity Date) (i) to exchange the Loan comprising the Initial Commitment for Preferred Stock pursuant to Section 2.11 hereof, and
(ii) to utilize the funds otherwise comprising the Subsequent Commitment to acquire Preferred Stock in accordance with the Stock Purchase Agreement, in each case if the IRS Approval Date shall have occurred prior to the Stockholder Approval Date and the Stockholder Approval Date shall have occurred.

               "Option C" shall mean (i) the Lender's option to exchange up to $1,500,000 principal amount of the Loan comprising the Initial Commitment for Preferred Stock pursuant to Section 2.11 hereof, and (ii) the automatic reduction of the Subsequent Commitment to zero if, but only if, (x) (A) the IRS Approval Date shall not have occurred on or before December 15, 1996, and (B) the Stockholder Rejection Date shall have occurred, or (y) the Stock Purchase Agreement shall be terminated for any reason or any material provision thereof shall have ceased to be in full force and effect such that the Buyer under the Stock Purchase Agreement shall not be able to realize the material benefits thereof.

               "Option D" shall mean (i) the Lender's obligation (absent the existence of a Judicial Prohibition Maturity Event which is not discharged prior to the Judicial Prohibition Maturity Date) to exchange the Loan comprising the Initial Commitment for Preferred Stock pursuant to Section 2.11 hereof, (ii) the Lender's option to exchange up to $6,000,000 in Loans comprising the Subsequent Commitment for Preferred Stock pursuant to Section 2.11 hereof, and


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(iii) the automatic reduction of the balance of the Subsequent Commitment to zero upon the Lender's exercise of, or failure to exercise, the option set forth in (ii) above if, but only if, (x) the IRS Approval Date shall have occurred, and (y) the Stockholder Rejection Date shall have occurred.

               "Option A Event" shall mean the occurrence of the Stockholder Approval Date provided that the IRS Approval Date shall not have first occurred.

               "Option B Event" shall mean the occurrence of the Stockholder Approval Date provided that the IRS Approval Date shall have first occurred.

               "Option C Event" shall mean either (i) (A) the IRS Approval Date shall not have occurred on or prior to December 15, 1996, and (B) the Stockholder Rejection Date shall have occurred, or (ii) the Stock Purchase Agreement shall have terminated for any reason or any material provision thereof shall have ceased to be in full force and effect such that Buyer under the Stock Purchase Agreement shall not be able to realize the material benefits thereof.

               "Option D Event" shall mean the IRS Approval Date shall have occurred and the Stockholder Rejection Date shall have occurred.

               "Option A Maturity Date" shall mean the Stockholder Approval
Date.

               "Option B Maturity Date" shall mean the Stockholder Approval
Date.

               "Option C Maturity Date" shall mean (i) December 16, 1996, in respect of that portion of the Loan which comprised part of the Initial Commitment which is exchanged for Preferred Stock, if any (i.e., pursuant to Option C, up to $1,500,000), and (ii) with respect to the balance of the Loan, December 31, 1996; provided, however, if the Borrower shall have notified the Lender on or before December 20, 1996, that it requests an extension, the Option C Maturity Date shall be extended to February 28, 1997; and provided, further, that if the Borrower shall have notified the Lender on or before February 20, 1997, that it requests another extension, the Option C Maturity Date shall be further extended to April 30, 1997.

               "Option D Maturity Date" shall mean (i) the Shareholder Rejection Date if the IRS Approval Date precedes the Stockholder Rejection Date or (ii) the IRS Approval Date if the Stockholder Rejection Date precedes the IRS Approval Date.

               "Options" shall mean each of Option A, Option B, Option C and Option D, one of which shall be available in accordance with the definitions thereof upon the conditions set forth therein.

               "Organic Change" shall have the meaning set forth in Section 2.11 hereof.

               "Register" shall meant the Note Register maintained by Borrower or by Borrower's bank.


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               "Related Document" shall mean any agreement, certificate or other document executed by the parties hereto in connection with this Agreement.

               "Stock Purchase Agreement" shall have the meaning set forth in the first recital hereof.

               "Stockholder Approval Date" shall mean the date, which shall be on or prior to October 30, 1996, on which the stockholders of the Borrower have duly approved all necessary amendments to the Company Charter in form and substance satisfactory to the Lender and Buyer, permitting issuance to Affiliates of the Lender on and after the Initial Closing Date of up to 1,600,000 shares of Preferred Stock and covering such other matters as the Borrower, the Lender and Buyer mutually agree should be properly presented for approval by the Borrower's stockholders.

               "Stockholder Rejection Date" shall mean the earlier to occur of
(i) the date on which the stockholders of the Borrower have duly rejected any necessary transaction contemplated by this Agreement and by the Stock Purchase Agreement; and (ii) October 30, 1996.

               "Subsequent Commitment" means initially $20,000,000, as such amount may be reduced pursuant to Section 2.9 hereof by stock purchase or as otherwise provided herein.

               "TWREF" means Tiger/Westbrook Real Estate Fund, L.P., a Delaware limited partnership.

                                   ARTICLE 2
                            TERMS OF THE LOANS; FEES

         2.1 The Loans. On the terms and subject to the conditions of this Agreement, the Lender shall make Loans to the Borrower of (i) an amount equal to the amount of the Initial Commitment on July 1, 1996, and (ii) in accordance with the applicable Option, the Subsequent Commitment on the Option A Maturity Date if an Option A Event has occurred, the Option B Maturity Event if an Option B Event has occurred, or the Option D Maturity Date if an Option D Event has occurred.

         2.2    Disbursement of Loan Proceeds.

                (a) The Lender shall make the Loan proceeds of the Initial Commitment available to the Borrower by transferring the amount thereof by 12:00 noon (New York time) on July 1, 1996, and, in accordance with the applicable Option, fifteen Business Days after the Lender's receipt of a notice from the Borrower specifying the date and amount of each Loan representing all or any part of the Subsequent Commitment, in the case of the Loans representing the Subsequent Commitment, to a bank account held by the Borrower at the Borrower's bank and for credit to the account so identified on the signature page hereto. Upon the Lender's receipt of any such notice in respect of any Loan representing the Subsequent Commitment, the Lender shall have the right either to make such Loan or to have the Buyer purchase Preferred Stock under the Stock Purchase Agreement. However, upon the applicable event that gives rise to any such finding


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of the Subsequent Commitment as a Loan, the principal amount of such Loan shall be deemed to be immediately exchanged into Preferred Stock.

                (b) The Loan representing the Initial Commitment shall be made by a single disbursement on July 1, 1996, and, in accordance with the applicable Option, the Loans representing the Subsequent Commitment shall, in the case of an Option A Event or an Option B Event, be made in no more than three disbursements of not less than $5,000,000 per disbursement on any date from and including the Stockholder Approval Date to June 20, 1997, and, in the case of an Option D Event, be made in one disbursement on the Option D Maturity Date; provided, however, that, in the case of Option A and Option B, the Borrower shall be deemed to have requested, and the Lender shall fund, Loans comprising the unutilized portion of the Subsequent Commitment on June 20, 1997.

                (c) Notwithstanding the provisions of Section 2.1 hereof and this Section 2.2, in the event that each of the Lender and Buyer have reviewed and approved the certificate of limited partnership of the Guarantor, the agreement of limited partnership of the Guarantor and any and all amendments to any of the foregoing and are satisfied, in their sole discretion, with the provisions thereof (including a provision that the ownership of a preferred limited partnership interest Guarantor will not require any indirect investors of Lender to treat any income allocated to it from Guarantor as unrelated business taxable income under the Code), the Borrower will be permitted to request the Lender to exchange, and the Lender will, upon receipt of such request from the Borrower, exchange, the Loan representing the Initial Commitment for limited partnership interests in the Guarantor on such terms as the Lender and the Guarantor shall mutually agree (reflecting the economics contemplated in the Stock Purchase Agreement).

         2.3 Repayment of Principal. The Borrower shall not be permitted to prepay any amounts outstanding hereunder at any time. The Borrower shall repay the principal amount of the Loans on the Option A Maturity Date if an Option A Event has occurred, the Option B Maturity Date if an Option B Event has occurred, the Option C Maturity Date if an Option C Event has occurred, or the Option D Maturity Date if an Option D Event has occurred (i) in Dollars, but only if an Option C Event has occurred, and (ii) in Preferred Stock as provided in Sections 2.10 and 2.11 hereof if an Option A Event, Option B Event or Option D Event has occurred. The Borrower shall, notwithstanding the foregoing, repay the principal amount of the Loans, in Dollars, on the Judicial Prohibition Maturity Date if a Judicial Prohibition Maturity Event shall have been in continuous effect since the occurrence of an Option A Event, Option B Event or Option D Event, as the case may be, with result that any of Option A, Option B or Option D, as applicable, shall not have been exercised on or prior to the Judicial Prohibition Maturity Date.

         2.4 Rate of Interest. The Borrower shall pay interest on the unpaid principal amount of the Loans from and including the date of each Loan to but not including the date on which such Loan is paid in full at the Applicable Rate, which shall be calculated and paid as specified in the definition of Applicable Rate. Notwithstanding the foregoing, if the Borrower shall fail to pay when due (whether at scheduled maturity, on acceleration or otherwise) any principal amount owing under this Agreement, the Borrower will pay interest on the amount in default from the date of such default until paid at the rate specified in Section 6.4 hereof. Notwithstanding any other


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provisions contained in this Agreement, neither the Applicable Rate nor any dividends payable on any Preferred Stock shall begin to accrue until the date Lender or Buyer, as the case may be, actually funds the amount to be funded for the Loan or Preferred Stock related thereto.

         2.5 Payment of Interest. Accrued interest on the Loans shall be payable quarterly in arrears on the last day of each calendar quarter, and on the Option A Maturity Date, Option B Maturity Date, Option C Maturity Date or the Option D Maturity Date, as the case may be, except that default interest shall be payable on demand.

         2.6 Computation of Interest. Interest payable under this Agreement shall be computed on the basis of a year of 360 days and twelve 30-day months.

         2.7 Manner of Payments. Each payment by the Borrower under this Agreement shall be made by transferring the amount thereof in Dollars (unless otherwise specified in Section 2.03 hereof) to the Lender's bank account at the Lender's bank and for credit to the account so identified on the signature page hereto, not later than 1:00 p.m. (New York City time) on the date on which such payment shall become due. Each such payment shall be made without set-off or counterclaim and free and clear of, and without deduction for, any taxes, duties, levies, imposts or other charges of a similar nature.

         2.8 Extension of Payments. If any payment under this Agreement shall become due on a day which is not a Business Day, the due date thereof shall be extended to the next following day which is a Business Day, and such extension shall be taken into account in computing the amount of any interest then due and payable hereunder.

         2.9 Reduction of the Subsequent Commitment. The Subsequent Commitment shall be automatically reduced by (i) the principal amount of each Loan (other than the Initial Commitment, which shall already have been exchanged in full for Preferred Stock), and (ii) amounts expended by Buyer in any purchase of Preferred Stock representing the Subsequent Commitment under the Stock Purchase Agreement or, if applicable, in any acquisition of limited partnership interests in the Guarantor, in each case after the Initial Closing Date, (ii) in the case of an Option C Event or Option D Event, the Subsequent Commitment shall be reduced as provided under Option C and Option D, respectively, and (iii) in the event of the existence of a Judicial Prohibition Maturity Event on the Judicial Prohibition Maturity Date, the amount of the then unutilized portion thereof.

         2.10  Procedures for Option Events.

               (a) Within two Business Days following the occurrence of an Option A Event, Option B Event, Option C Event or Option D Event, Borrower shall provide Lender written notice of such occurrence (the "Notice of Occurrence"), such notice specifying the type of Option which has occurred. In the case of an Option A Event or Option B Event, the closing whereby the Loan comprising the Initial Commitment shall be exchanged for Preferred Stock shall be held on the third Business Day following Lender's receipt of the Notice of Occurrence; provided, however, the Loan shall be deemed exchanged as of the Option A Maturity Date or the Option B Maturity Date, as the case may be. In the case of an Option C Event, Lender shall deliver a written notice to Borrower within three Business Days of Lender's receipt of the Notice of Occurrence, which


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written notice shall specify Lender's election with respect to its option to exchange up to $1,500,000 of the Loan which comprised part of the Initial Commitment for Preferred Stock and shall specify the amount, if any, up to $1,500,000 which Lender intends to exchange. The closing of such an exchange shall take place on the second Business Day following the date Lender's written notice is received by Borrower; provided, however, that up to $1,500,000 comprising the portion of the Initial Commitment shall be deemed exchanged as of the date Lender makes such election. In the case of an Option D Event, Lender shall deliver a written notice to Borrower within three Business Days of receipt of the Notice of Occurrence which written notice shall specify Lender's election with respect to the exchange of up to $6,000,000 of the Subsequent Commitment for Preferred Stock. The closing of such an exchange of up to $6,000,000 together with the exchange of the Loan comprising the Initial Commitment shall take place fifteen Business Days following the date Lender's written notice is received by Borrower; provided, however, the Loan comprising the Initial Commitment shall be deemed exchanged as of the Option D Maturity Date, and up to $6,000,000 Loan comprising the portion of the Subsequent Commitment shall be deemed exchanged as of the date Lender makes such election. Any such closing pursuant to this Section 2.10(a) shall be referred to as an "Initial Exchange Closing."

                (b) In the case of Option A or Option B, each closing relating to the funding of the Subsequent Commitment (or any portion thereof), and its automatic exchange into Preferred Stock, shall be held fifteen Business Days following Lender's receipt of a written notice from Buyer setting forth Buyer's request for such an exchange and the principal amount of Loan to be exchanged thereby. If any portion of the Subsequent Commitment remains as of June 20, 1997, the Loan, borrowing and exchange with respect to such amount shall be held on June 20, 1997. Each such closing pursuant to this Section 2.10(b) shall be referred to as a "Subsequent Closing," and the date of any such Subsequent Closing shall be referred to as a "Subsequent Closing Date."

                (c) All closings relating to the foregoing shall be held on such date specified in this Section 2.10 at the Palo Alto offices of Morrison & Foerster or such other date and place as the parties mutually agree.

         2.11 Exchange; Construction. References to exchanges of Loans for Preferred Stock shall refer to exchanges of the outstanding principal amount of the Loans (but not any accrued and unpaid interest thereon) for fully paid and nonassessable shares of Preferred Stock. Exchange of the Loans for Preferred Stock shall be at a price (the "Exchange Price") of $25 per share. If the Borrower at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Preferred Stock into a greater number of shares, the corresponding Exchange Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Borrower at any time combines (by reverse stock split or otherwise) its outstanding shares of Preferred Stock into a smaller number of shares, the corresponding Exchange Price in effect immediately prior to such combination shall be proportionately increased. Lender may cause an exchange to occur in its name or in the name of its nominee, including Buyer.

                Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another person or other transaction which is effected in such a manner that holders of Preferred Stock are entitled to receive (either directly or


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
upon subsequent liquidation) stock, securities or assets with respect to, in exchange for or upon conversion of Preferred Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Borrower shall make appropriate provisions (in form and substance reasonably satisfactory to the Lender) to insure that the Lender shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Preferred Stock immediately theretofore acquirable and receivable upon the exchange of the Loan, such shares of stock, securities or assets as the Lender would have received in connection with such Organic Change if the Lender had exchanged the Loan or converted the Preferred Stock issuable upon exchange of the Loans immediately prior to such Organic Change. In each such case, the Borrower shall also make appropriate provisions (in form and substance reasonably satisfactory to the Lender) to insure that the provisions of this paragraph and the immediately preceding paragraph shall thereafter be applicable to the Loans. The Borrower shall not effect any such Organic Change unless, prior to the consummation thereof, the successor corporation (if other than the Borrower) resulting from such Organic Change or the corporation purchasing assets in such Organic Change assumes by written instrument (in form reasonably satisfactory to the Lender) the obligation to deliver to the Lender such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Lender may be entitled to acquire.

                Each Loan shall be exchangeable by the Lender to the extent set forth above and upon the occurrence of any event which requires or permits the Lender to exchange loans under the Initial Commitment and/or the Subsequent Commitment for Preferred Stock, and, upon the occurrence of any such event, the rights of the Lender as Lender in respect of each exchanged Loan shall cease, and the Buyer (or such other nominee as Lender shall utilize) shall thereafter be treated for all purposes as the record holder of the equivalent amount of Preferred Stock at such time. At each closing described above, the Borrower shall issue and shall deliver at such office or at such other address requested by the Lender a certificate or certificates in blank or in such name as Lender shall direct for the number of full and fractional shares of Preferred Stock issuable upon exchange and Lender hereby consents to all such shares of Preferred Stock being issued and delivered.

                The issuance of certificates for shares of Preferred Stock upon exchange of each Loan shall be made without charge to the Lender or to Buyer for any issuance tax in respect thereof or other cost incurred by the Borrower in connection with such exchange and the related issuance of shares of Preferred Stock. Upon exchange of each Loan, the Borrower shall take all such actions as are necessary in order to insure that the Preferred Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

                The Borrower's obligations on the Option A Maturity Date, the Option B Maturity Date, the Option C Maturity Date or the Option D Maturity Date, as the case may be, shall be governed by the terms of the Stock Purchase Agreement as if such exchange were a purchase and sale of Preferred Stock thereunder.

         2.12 Use of Proceeds. The Borrower shall use the proceeds of each Loan for lending to the Guarantor to acquire properties and to reduce outstanding Indebtedness of the Guarantor.


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
         2.13 Fees. In the event that the Stockholder Rejection Date shall have occurred, the Borrower shall pay to the Lender a prepayment fee on such Stockholder Rejection Date equal to the product of (i) the Appreciated Stock Price minus $21.875 times (ii) a fraction, the numerator of which is the amount of Loans outstanding on such date and the denominator of which is $21.875.

                                   ARTICLE 3
                              CONDITIONS PRECEDENT

         3.1 Conditions. As conditions precedent to the Lender's obligation to make the initial Loan, the Lender shall have received (i) the Note and a counterpart of this Agreement, each duly executed by the Borrower, (ii) the Guarantee, duly executed by the Guarantor, (iii) all other documents that are required to be delivered by the Borrower pursuant to Articles 2 and 7 of the Stock Purchase Agreement on or prior to the Initial Closing and evidence reasonably satisfactory to the Lender that all other conditions precedent to such Initial Closing have been met. As conditions precedent to the Lender's obligation to make each Loan (including the initial Loan), (i) no Event of Default or event which, with the giving of notice or lapse of time or both, shall have occurred and be continuing or shall result from the making of such Loan, (ii) there shall not have been a failure of a representation or warranty incorporated by reference herein to be true when made and where such failure would have or could reasonably be expected to have had a Material Adverse Effect, and (iii) the Stock Purchase Agreement shall not have terminated for any reason nor shall any material provision thereof have ceased to be in full force and effect other than by the mutual consent of the parties to the Stock Purchase Agreement such that the TWREF under the Stock Purchase Agreement shall not be able to realize the material benefits thereof. In the case of Option A and Option B, as a condition precedent to the Lender's obligation to make any Loan in respect of a Subsequent Commitment, since March 31, 1996, there shall not have been any change, circumstance or event which has or could reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

         4.1 Representations and Warranties. The Borrower repeats and restates all of the representations and warranties set forth in Article 3 of the Stock Purchase Agreement for the benefit of Lender, all of which are deemed to be incorporated by reference into this Agreement as if such representations and warranties were set forth in full herein.

                                    ARTICLE 5
                                    COVENANTS

         5.1 Covenants. For so long as any of the Obligations shall be outstanding hereunder, the Borrower covenants and agrees as follows:

                (a) If the Lender or TWREF has a reasonable basis to believe that a Material Adverse Effect has occurred, each of the Lender and TWREF may conduct audits of income and


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
expenses to verify the amounts of such items as stated in any financial statements, reports or projections furnished to Lender and TWREF under this Agreement or any Related Document at the Lender's expense. The Borrower will keep adequate records and books of account with respect to each of the Properties, in which proper entries, reflecting all of the financial transactions with respect to such Properties, are made in accordance with generally accepted accounting principles applied on a consistent basis.

                (b) The Borrower shall take such actions as are reasonably necessary or as are reasonably requested by the Lender or TWREF to afford the Lender and TWREF the following rights, and hereby authorizes Lender and TWREF to take such actions as are reasonably necessary to accomplish such rights:

                      (i) The right routinely to consult with and advise the management of the Borrower regarding significant business activities and business and financial developments of the Borrower, as well as to communicate directly with the Borrower's independent certified public accountants and tax advisors. The Borrower hereby authorizes those advisors of the Borrower to disclose to the Lender and TWREF any and all financial statements, other supporting financial documents and schedules, including copies of auditor response letters and management letters with respect to the business, financial condition and other affairs of the Borrower. Borrower will deliver authorizing letters to its advisors confirming the above.

                      (ii) The right to examine the books and records of the Borrower at any time upon reasonable notice, and, at Lender's or TWREF's expense, to conduct audits of income and expenses to verify the amounts of such items as stated in any financial statements or reports furnished to Lender and TWREF under this Agreement or any related documents.

                      (iii) The right to receive quarterly unaudited and yearly audited financial reports, including balance sheets, statements of income, shareholders' equity and cash flow, a management report, schedules of outstanding indebtedness and a monthly report displaying by property gross income, net operating income, cash flow and, on an aggregate basis, FFO and Adjusted FFO per share, and copies of all filings with the Securities and Exchange Commission promptly when same have been filed.

In addition, by virtue of TWREF's representation on the several committees of the Borrower (including the Executive Committee and the Audit Committee) and the Board of Directors of the Borrower, as provided in or by reference in the Stock Purchase Agreement, Lender and TWREF will be consulted and given an opportunity to advise Borrower (and such committees and the

Board) as to financing matters, property acquisitions and dispositions and operating budget and capital expenditure matters.

               (c) In addition to the foregoing, the Borrower agrees that all of the covenants set forth in Articles 5 and 6 of the Stock Purchase Agreement are incorporated by reference into this Agreement as if such affirmative covenants were set forth in full herein and agrees to comply with all such covenants.

                                   ARTICLE 6
                                EVENTS OF DEFAULT

         6.1 Events of Default. If any one or more of the following events (an "Event of Default") shall occur and be continuing, the Lender shall be entitled to exercise the remedies set forth in Section 6.2 hereof:

               (a) Failure of the Borrower to pay when due (i) the principal of or interest on the Loan or (ii) any other amount payable hereunder if the failure to pay any such amount continues for five Business Days after receipt of notice thereof; or

               (b) Default in the performance of any material covenant or obligation contained or incorporated by reference herein or in the Stock Purchase Agreement or any document or instrument delivered hereunder or thereunder if the failure to perform such covenant continues for 15 Business Days after receipt of notice thereof; provided, however, that Borrower shall have a reasonable time to cure same if such cure cannot reasonably be accomplished in 15 Business Days but is being diligently pursued; or

               (c) The entry of a decree or order for relief in respect of the Borrower by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Borrower or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

               (d) The commencement by the Borrower of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Borrower or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the failure of the Borrower generally to pay its debts as such debts become due or the taking of any corporate action in furtherance of any of the foregoing; or

                (e) Any of the assets of the Borrower shall be attached for execution or become subject to the order of any court or any other process for execution and attachment and such attachment, order or process shall remain in effect and undischarged for 60 days.

         6.2 Default Remedies. If any Event of Default shall occur and be continuing, then and in every such event, and at any time thereafter during the continuance of such Event of Default the Lender may (i) terminate the Initial Commitment and the Subsequent Commitment, and (ii) declare the Loans to be forthwith due and payable, whereupon the Loans shall become forthwith due and payable both as to principal and interest together with all other amounts payable by the Borrower under this Agreement which may be due or accrued and unpaid, in each case without presentment, demand, protest or any other notice of any kind, all of which are expressly waived.

         6.3 Set-Off. The Lender is hereby authorized at any time and from time to time, upon the occurrence and during the continuance of any Event of Default, without prior notice to the Borrower, to the fullest extent permitted by law, to set off and apply any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies at any time held and other indebtedness at any time owing by the Lender to or for the account of the Borrower against any and all of the amounts owing by the Borrower under this Agreement whether or not the Lender shall have made any demand hereunder or thereunder.

         6.4 Default Interest. If the Borrower shall fail to pay when due any amount owing to the Lender under this Agreement, then to the extent permitted by law the Borrower will pay to the Lender on demand interest on the amount in default from the date such payment became due until payment in full at a rate equal to the sum of the amount due under Section 2.4 of this Agreement plus 4% per annum.

                                   ARTICLE 7
                               GENERAL PROVISIONS

         7.1 Expenses; Indemnification The Borrower agrees to pay all reasonable out-of-pocket costs and expenses, including the reasonable fees and disbursements of counsel, incurred by the Lender in connection with the preparation, execution and delivery of this Agreement and the Related Documents, and any amendments and waivers hereof or thereof. The Borrower agrees to pay any reasonable legal or other expenses incurred by the Lender in connection with investigating, defending or participating in any loss, claim, damage, liability or other proceeding in connection with the enforcement of this Agreement or any of the Related Documents and the collection of any amounts owing hereunder or thereunder; provided that the Borrower shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Lender or its Affiliates or any of their respective agents or employees.

         7.2 Cumulative Rights; No Waiver. The rights, powers and remedies of the Lender hereunder are cumulative and in addition to all rights, powers and remedies provided under any and all agreements between the Borrower and the Lender, at law, in equity or otherwise. Neither any delay nor any omission by the Lender to exercise any right, power or remedy shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or any exercise of any other right, power or remedy.

         7.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

         7.4 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER HEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER AGREES NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT. THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK.

         7.5 Entire Agreement. This Agreement (including agreements incorporated herein), the Schedule and the Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

         7.6 Notices. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to the Borrower shall be addressed to:

                Essex Property Trust, Inc.
                777 California Avenue
                Palo Alto, CA  94304
                Attn:  Keith Guericke

                with a copy to:

                Michael Schall
                Essex Property Trust, Inc.
                777 California Avenue
                Palo Alto, CA  94304

                and another copy to:

                Jordan Ritter
                Essex Property Trust, Inc.
                777 California Avenue
                Palo Alto, CA  94304

                Notices to the Lender shall be addressed to:

                Patrick K. Fox
                General Counsel
                Westbrook Partners, L.L.C.

                14400 North Dallas Parkway, #200
                Dallas, Texas 75240

                with a copy to:

                Keith Gelb
                Vice President
                Westbrook Partners, L.L.C.
                11150 Santa Monica Boulevard
                Los Angeles, California 90023

                and another copy to:

                Allen Curtis Greer, II
                Rogers & Wells
                200 Park Avenue
                New York, New York 10166

or at such other address and to the attention of such other person as either party may designate by written notice to the other party delivered in accordance with this Section.

         7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as specifically provided by the Stock Purchase Agreement, the Borrower shall not be permitted to assign any of its rights hereunder to any third party, other than to one or more Affiliates of the Borrower of which the Borrower, directly or indirectly, beneficially owns 98% or more of the voting power and the economic interests, provided that such Affiliates agree to be bound hereby , and provided that the Borrower shall remain liable hereunder, and provided that any bona fide financial institution to which the Borrower or any permitted transferee has transferred (including upon foreclosure of a pledge) shares of Company Stock for the purpose of securing bona fide indebtedness of the Borrower shall also be entitled to enforce the rights of the Borrower hereunder. The Lender may assign, or grant participations in, all or any part of its rights and interests herein and in the Note to any Person without the consent of, or notice of, the Borrower.

         7.8 Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.

         7.9 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

         7.10 Interpretation; Absence of Presumption. (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph and Exhibit references are to the Articles, Sections, paragraphs and Exhibit to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

                (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party, drafting or causing any instrument to be drafted.

         7.11 Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

         7.12 Further Assurances. The Borrower agrees that, from time to time, it will take such action as may reasonably be necessary to carry out the purposes and intents hereof.

         7.13 Waiver of Jury Trial. The parties hereto knowingly, voluntarily and expressly waive all right to trial by jury in any action, proceeding or counterclaim enforcing or defending any rights arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Borrower and the Lender acknowledges that the provisions of this Section 7.13 have been bargained for and that it has been represented by counsel in connection therewith.

         7.14 Maximum Interest Rate. In no event shall the rate of any interest or fee exceed the maximum rate permissible for corporate borrowers by applicable law (the "Maximum Rate"). If, in any month, any rate for any such interest or fee, absent such limitation, would have exceeded the Maximum Rate, then the rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amounts which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest and fees paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued if the rates set forth in this Agreement had at all times been in effect, then the Borrower agrees, to the extent permitted by applicable law, to pay to the Lender an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect, and (ii) the amount of interest and fees which would have accrued had the rates set forth in this Agreement, at all times, been in effect, and (b) the amount of interest and fees actually paid or accrued under this Agreement (up to the maximum amount of such shortfall). In addition to the foregoing provisions of this Section 7.14, the Borrower agrees that in the event the rate of interest or fees hereunder (to the extent that such fees are or are deemed by a court of competent jurisdiction to be a payment for the use of money) exceeds the Maximum Rate at any time of determination, the Lender shall have the right, but not the obligation, to the extent permitted by applicable law, to apply such excess retroactively in respect of interest or such fees such that the rate of interest or such fees hereunder is less than the Maximum Rate at such time.

         7.15 Note Register. The Note or Notes are issued in registered form only and the Lender shall maintain or cause to be maintained the Note Register.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.



          LENDER:                                      BORROWER:

T/W ESSEX FUNDING, L.L.C.,                  ESSEX PROPERTY TRUST, INC.,
a limited liability company                 a Maryland corporation

By:  ESSEX/TW FUNDING CORP.,                By: /s/ Jordan E. Ritter
     as Managing member                        ---------------------------------
                                            Name: Jordan E. Ritter
                                                 -------------------------------
                                            Title: Vice President
                                                  ------------------------------

     By: /s/ Jeffrey M. Kaplan
        -------------------------------
        Name: Jeffrey M. Kaplan
             --------------------------
        Title: Vice President
              -------------------------

     By: /s/ Patricia K. Fox
        -------------------------------
        Name: Patricia K. Fox
             --------------------------
        Title: Secretary
              -------------------------

             Lender Bank:                              Borrower Bank:


---------------------------------------     ------------------------------------

---------------------------------------     ------------------------------------

---------------------------------------     ------------------------------------
Acct. No.:                                  Acct. No.:
          -----------------------------               --------------------------
Call Advice:                                Call Advice:
            ---------------------------                 ------------------------
Telephone:                                  Telephone:
          -----------------------------               --------------------------
Facsimile:                                  Facsimile:
          -----------------------------               --------------------------


                                  NOTE REGISTER

      NOTE                        HOLDER                    PRINCIPAL AMOUNT
--------------------------------------------------------------------------------
      R-1                T/W Essex Funding, L.L.C.             $33,000,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                   AMENDMENT NO. 1 TO LOAN FACILITY AGREEMENT

         THIS AMENDMENT NO. 1 TO LOAN FACILITY AGREEMENT ("Amendment"), dated as of July 1, 1996, is made by and between Essex Property Trust, Inc., a Maryland corporation (the "Borrower"), and T/W Essex Funding, L.L.C., a Delaware limited liability company (the "Lender").


                                    RECITALS:

         WHEREAS, the Lender and the Borrower entered into that certain Loan Facility Agreement, dated as of June 20, 1996 (the "Loan Agreement"), whereby the Lender agreed to lend to the Company and the Company agreed to borrow from the Lender up to an aggregate of $33,000,000;

         WHEREAS, the Borrower and certain affiliates of the Lender (such affiliates, collectively, the "Buyer") entered into that certain Stock Purchase Agreement, dated as of June 20, 1996, as amended to the date hereof (as so amended, the "Stock Purchase Agreement"), whereby, subject to certain conditions, the Borrower has agreed to sell to the Buyer and the Buyer has agreed to purchase from the Borrower an aggregate of up to 1,600,000 shares of a newly authorized series of preferred stock of the Borrower designated as 8.75% Convertible Preferred Stock, Series 1996A (the "Preferred Stock"), having the terms set forth in the form of Borrower's Articles Supplementary attached as Exhibit A thereto (the "Articles Supplementary") establishing the rights, privileges and preferences of the Preferred Stock, at a price of $25.00 per share;

         WHEREAS, the parties hereto desire, among other things, to reduce the amount available under the Loan Agreement to $31,500,000;

         WHEREAS, the Buyer and the Borrower have agreed, among other things, to enter into Amendment No. 1 to the Stock Purchase Agreement dated as of June 20, 1996; and

         WHEREAS, the parties hereto have agreed, among other things, to amend and modify the Loan Agreement as set forth herein.


                                   AGREEMENTS:

         NOW, THEREFORE, in consideration of the foregoing premises and covenants hereinafter set forth, and other good and valuable consideration had and received, the parties hereto, upon the terms and subject to the conditions contained herein, hereby agree as follows:

                1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Loan Agreement has the meaning ascribed to such term in the Loan Agreement. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference contained in the Loan Agreement shall from and after the date hereof refer to the Loan Agreement as amended hereby.

                2. Amendment to Definitions. (a) The preamble to Section 1.1 shall be amended by adding "All references in this Agreement to any other agreement or instrument shall include such other agreement or instrument as the same may be amended, modified, reaffirmed or supplemented from time to time in accordance with the terms thereof." immediately following the first sentence thereof."

                      (b) The definition of "Initial Commitment" in the Loan Agreement shall be amended by restating it in its entirety as follows: "'Initial Commitment' means $11,500,000."

                      (c) The definition of "Option C" in the Loan Agreement shall be amended by deleting the words "(i) the Lender's option to exchange up to $1,500,000 principal amount of the Loan comprising the Initial Commitment for Preferred Stock pursuant to Section 2.11 hereof, and (ii) "in the first through third lines thereof.

                      (d) The definition of "Option D" in the Loan Agreement shall be amended by deleting the term "$6,000,000" in the fourth line thereof and inserting the term "$7,000,000" in its place and stead.

                      (e) The definition of "Option C Maturity Date" shall be amended by restating it in its entirety as follows:

                  "'Option C Maturity Date' shall mean December 31, 1996; provided, however, if the Borrower shall have notified the Lender on or before December 20, 1996, that it requests an extension, the Option C Maturity Date shall be extended to February 28, 1997; and provided, further, that if the Borrower shall have notified the Lender on or before February 20, 1997, that it requests another extension, the Option C Maturity Date shall be further extended to April 30, 1997."

                  3. Amendment to Section 2.10(a). Section 2.10(a) of the Loan Agreement shall be amended by restating it in its entirety as follows:

                  "2.10(a) Procedures for Option Events. Within two Business Days following the occurrence of an Option A Event, Option B Event, Option C Event or Option D Event, Borrower shall provide Lender written notice of such occurrence (the "Notice of Occurrence"), such notice specifying the type of Option which has occurred. In the case of an Option A Event or Option B Event, the closing whereby the Loan comprising the Initial Commitment shall be exchanged for Preferred Stock shall be held on the third Business Day following Lender's receipt of the Notice of Occurrence; provided, however, the Loan shall be deemed exchanged as of the Option A Maturity Date or the Option B Maturity Date, as the case may be. In the case of an Option D Event, Lender shall deliver a written notice to Borrower within three Business Days of receipt of the Notice of Occurrence which written notice shall specify Lender's election with respect to the exchange of up to $7,000,000 of the Subsequent Commitment for Preferred Stock. The closing of such an exchange of up to $7,000,000 together with the exchange of the Loan comprising the Initial Commitment shall take place fifteen Business Days following the date Lender's written notice is received by Borrower; provided, however, the Loan comprising the Initial Commitment shall be deemed exchanged as of the Option D Maturity Date, and up to $7,000,000 Loan comprising the portion of the Subsequent Commitment shall be deemed exchanged as of the date Lender makes such election. Any such closing pursuant to this Section 2.10(a) shall be referred to as an 'Initial Exchange Closing'."

               4. Amendment to Section 2.11. Section 2.11 of the Loan Agreement shall be amended by deleting the words "the Option C Maturity Date" in the second line of the last paragraph thereof.

               5. Amendment to Note Register and Replacement of Note. The Note Register on page 18 of the Loan Agreement shall be amended by deleting "$33,000,000" in the Principal Amount column and inserting in lieu thereof "$31,500,000." The Borrower has executed and delivered a Note in the principal amount of $31,500,000, but otherwise identical to the Note previously executed, and the Lender will, on the receipt of same at closing proceedings in New York City, cancel and surrender to the Borrower the Note reflecting a principal amount of $33,000,000.

               6. Full Force and Effect. Except as specifically amended and modified hereby, the Loan Agreement shall remain in full force and effect and no party hereto waives any of its rights under the Loan Agreement.

               7. Expenses; Indemnification. The Borrower agrees to pay all reasonable out-of-pocket costs and expenses, including the reasonable fees and disbursements of counsel, incurred by the Lender in connection with the preparation, execution and delivery of this Amendment and any amendments and waivers hereof. The Borrower agrees to pay any reasonable legal or other expenses incurred by the Lender in connection with investigating, defending or participating in any loss, claim, damage, liability or other proceeding in connection with the enforcement of this Amendment and the collection of any amounts owing hereunder or thereunder; provided that the Borrower shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Lender or its Affiliates or any of their respective agents or employees.

               8. Cumulative Rights; No Waiver. The rights, powers and remedies of the Lender hereunder are cumulative and in addition to all rights, powers and remedies provided under any and all agreements between the Borrower and the Lender, at law, in equity or otherwise. Neither any delay nor any omission by the Lender to exercise any right, power or remedy shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or any exercise of any other right, power or remedy.

               9. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

               10. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER HEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER AGREES NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT. THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AMENDMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK.

               11. Entire Agreement. The Loan Agreement, as amended hereby (including agreements incorporated herein), the Schedule and the Exhibits thereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Amendment is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

               12. Successors and Assigns. The Loan Agreement, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as specifically provided by the Stock Purchase Agreement, the Borrower shall not be permitted to assign any of its rights hereunder to any third party, other than to one or more Affiliates of the Borrower of which the Borrower, directly or indirectly, beneficially owns 98% or more of the voting power and the economic interests, provided that such Affiliates agree to be bound hereby, and provided that the Borrower shall remain liable hereunder, and provided that any bona fide financial institution to which the Borrower or any permitted transferee has transferred (including upon foreclosure of a pledge) shares of capital stock for the purpose of securing bona fide indebtedness of the Borrower shall also be entitled to enforce the rights of the Borrower hereunder. The Lender may assign, or grant participations in, all or any part of its rights and interests herein and in the Note to any Person without the consent of or notice of the Borrower.

               13. Headings. The Section headings contained in this Amendment are inserted for convenience of reference only and will not affect the meaning or interpretation of this Amendment.

               14. Amendments and Waivers. This Amendment may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

               15. Interpretation; Absence of Presumption. This Amendment shall be construed without regard to any presumption or rule requiring construction or interpretation against the party, drafting or causing any instrument to be drafted.

               16. Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

               17. Further Assurances. The Borrower agrees that, from time to time, it will take such action as may reasonably be necessary to carry out the purposes and intents hereof.

               18. Waiver of Jury Trial. The parties hereto knowingly, voluntarily and expressly waive all right to trial by jury in any action, proceeding or counterclaim enforcing or defending any rights arising out of or relating to this Amendment or the transactions contemplated hereby. Each of the Borrower and the Lender acknowledges that the provisions of this Section have been bargained for and that it has been represented by counsel in connection therewith.


                                      * * *

         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed on the date first above written.

              LENDER:                                   BORROWER:

T/W ESSEX FUNDING,  L.L.C.,                 ESSEX PROPERTY TRUST, INC., a
a Delaware  limited liability company       Maryland corporation


By:  ESSEX/TW FUNDING CORP., as
     Managing Member                        By: /s/ Michael Schall
                                               ---------------------------------
                                                 Name: Michael Schall
                                                      --------------------------
                                                 Title: CFO
                                                       -------------------------
     By: /s/ Jeffrey M. Kaplan
        -----------------------------
          Name: Jeffrey M. Kaplan
               ----------------------
          Title: Vice President
                ---------------------

                                    GUARANTEE

         GUARANTEE, dated as of June 20, 1996 (the "Guarantee"), from ESSEX PORTFOLIO L.P., a California limited partnership (the "Guarantor"), to T/W ESSEX FUNDING, L.L.C., a Delaware limited liability company (the "Lender").


                              W I T N E S S E T H:

         WHEREAS, the Guarantor wishes to induce the Lender to enter into a Loan Facility Agreement (as amended, modified or supplemented from time to time, the "Loan Agreement") with Essex Property Trust, Inc. (the "Borrower");

         WHEREAS, the Borrower is the general partner of the Guarantor; and

         WHEREAS, the proceeds of the loan made under such Loan Agreement will be used by such Borrower to lend to the Guarantor to acquire certain properties and to reduce certain outstanding indebtedness of the Guarantor; and

         WHEREAS, the Lender is unwilling to enter into the Loan Agreement unless the Guarantor enters into this Guarantee;

         NOW, THEREFORE, in order to induce the Lender to enter into the Loan Agreement and the transactions contemplated thereby, the Guarantor hereby agrees as follows:

         1.   Guarantee.

         (a) The Guarantor unconditionally and irrevocably guarantees to the Lender the due and punctual performance of and compliance by the Borrower of its obligations, covenants and undertakings contained in or arising under the Loan Agreement, including but not limited to, the full and punctual payment by the Borrower, and the indefeasible receipt by the Lender thereof, when due, whether at the stated due date, by acceleration or otherwise, of any and all obligations, liabilities, indebtedness and other amounts of every kind arising out of the Loan Agreement and all amounts in respect of indemnities payable by the Borrower under the Loan Agreement, howsoever created, arising or evidenced, voluntary or involuntary, whether direct or indirect, absolute or contingent, now or hereafter existing or owing to the Lender (all the foregoing obligations and undertakings of the Borrower are collectively referred to hereinafter as the "Obligations").

         (b) This Guarantee is an absolute, unlimited and continuing guaranty of performance, payment and indefeasible receipt (and not of collection) of the Obligations. This Guarantee is in no way conditioned upon any attempt to collect from the Borrower or upon any other event or contingency, and shall be binding upon and enforceable against the Guarantor without regard to the validity or enforceability of the Loan Agreement or of any term thereof. Upon the failure for any reason of the Borrower to duly and punctually pay or perform any Obligation under the Loan Agreement, or, despite such payment or performance by the Borrower, upon the failure of the Lender to receive the full amount of such payment or performance, the Guarantor shall immediately pay or perform the same directly to the Lender.

         (c) In case the Loan Agreement shall be rejected or terminated by the Borrower (as debtor in possession or otherwise), any trustee, receiver or liquidating agent or custodian of the Borrower or the Borrower's respective properties in any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, assignment for the benefit of creditors, dissolution or similar case or proceeding, the Guarantor's obligations hereunder shall continue to the same extent as if such agreement had not been so rejected or terminated. The Guarantor agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment to the Borrower or the Lender of the Obligations or any part thereof is avoided, repaid or must otherwise be returned by the Borrower or the Lender in, or as a result of, any claim, demand, action or proceeding made or commenced upon the insolvency, bankruptcy, arrangement, composition, readjustment, liquidation, assignment for the benefit of creditors or similar case or proceeding or reorganization of the Borrower, or otherwise, as though such payment to the Lender had not been made.

         (d) The Guarantor shall pay all reasonable costs, expenses and damages incurred (including, without limitation, reasonable attorneys' fees and disbursements) of the Lender in connection with the enforcement of the Obligations to the extent that such costs, expenses and damages are not indefeasibly paid by the Borrower, and in connection with the enforcement of the obligations of the Guarantor under this Guarantee.

         2. Guarantee Not Subject to Set-Off, etc. The obligations of the Guarantor hereunder shall not be subject to any counterclaim, setoff, deduction or defense (other than payment, performance or affirmative discharge, release or termination of this Guarantee by the beneficiaries thereof) based upon any claim the Guarantor may have against the Lender or the Borrower or any other Person and shall remain in full force and effect without regard to, and shall not be released, discharged, reduced or in any way affected by any circumstance or condition (whether or not the Guarantor shall have any knowledge or notice thereof) whatsoever which might constitute a legal or equitable discharge or defense including, but not limited to, (a) the amending, modifying or supplementing, expressly or impliedly, of the Loan Agreement or any other agreement referred to in the foregoing, or any other instrument applicable to the Borrower or to its Obligations (as defined in the related Loan Agreement), or to any part thereof; (b) any failure on the part of the Borrower to perform or comply with any term of the Loan Agreement or any failure of any other Person to perform or comply with any term of the Loan Agreement or any other agreement as aforesaid; (c) any waiver, consent, change, extension, indulgence or other action or any action or inaction under or in respect of the Loan Agreement or any other agreement as aforesaid, or this Guarantee (except for any written waiver or modification of the provisions of this Guarantee signed by the parties hereto), whether or not the Lender, the Guarantor or the Borrower has notice or knowledge of any of the foregoing; (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, assignment for the benefit of creditors or similar case or proceeding with respect to the Guarantor, the Borrower or their respective properties or their creditors, or any action taken by any trustee or receiver or by any court in any such proceeding; (e) any furnishing or acceptance of additional security or any release of any security (and the Guarantor authorizes the Lender to furnish, accept or release said security); (f) any lien, charge or encumbrance on or affecting the Guarantor's or the Borrower's respective assets and properties;
(g) any act, omission or breach on the part of the Lender under the Loan Agreement or on the part of the Borrower under the Loan Agreement or any other agreement at any time existing between the Lender and the Borrower or any other law, governmental regulation or other agreement applicable to the Lender, the Borrower or any Obligation; (h) any claim as any result of any other dealings among the Lender, the Guarantor, or the Borrower or any of them; (i) the assignment or transfer of this Guarantee, the Loan Agreement (in each case in accordance with and subject to the terms thereof) or any other agreement or instrument referred to in the Loan Agreement or applicable to the Borrower or the Obligations by the Borrower or the Lender to any other Person; or (j) any change in the name of the Lender, the Borrower or any other Person referred to herein.

         3. Waiver. The Guarantor unconditionally waives: (a) notice of any of the matters referred to in Section 2 hereof; (b) all notices which may be required by statute, rule of law or otherwise to preserve any rights against the Guarantor hereunder, including, without limitation, notice of the acceptance of this Guarantee, or the creation, renewal, extension, modification or accrual of the Obligations or notice of any other matters relating thereto, any presentment, demand, notice of dishonor, protest or nonpayment of any damages or other amounts payable under the Loan Agreement; (c) any requirement for the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect of the Loan Agreement, including, without limitation, diligence in collection or protection of or realization upon the Obligations or any part thereof or any collateral therefor; (d) any requirement of diligence;
(e) any requirement to mitigate the damages resulting from a default by the Borrower under the Loan Agreement; (f) the occurrence of every other condition precedent to which the Guarantor may otherwise be entitled, except as provided in the Loan Agreement; and (g) the right to require the Lender to proceed against the Borrower or any other Person liable on the Obligations, to proceed against or exhaust security held from the Borrower or any other Person, or to pursue any other remedy in the Lender's power whatsoever, and the Guarantor waives the right to have the property of the Borrower first applied to the discharge of the Obligations.

         The Lender may, at its election, exercise any right or remedy it may have against the Borrower or any security held by the Lender, including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of the Guarantor hereunder, except to the extent the Obligations have been indefeasibly received or satisfied, and the Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation (to the extent not otherwise effectively waived herein) or any other right or remedy of the Guarantor against the Borrower or any such security, whether resulting from such election by the Lender or otherwise. The Guarantor waives any defense arising by reason of any disability or other defense of the Borrower (which, in each case, may nevertheless be asserted in a separate action or proceeding against the Lender or any other party), or by reason of the cessation from any cause whatsoever of the liability, either in whole or in part, of any Borrower to the Lender for its obligations under the Loan Agreement (in each case, other than as a result of indefeasible receipt, performance or affirmative discharge, release or termination of this Guarantee by the beneficiaries thereof).

         The Guarantor understands that the Lender's exercise of certain rights and remedies contained in the Loan Agreement may affect or eliminate, to the extent not otherwise effectively waived herein, the Guarantor's rights of subrogation against the Borrower and that the Guarantor may therefore incur partially or totally nonreimbursable liability hereunder; nevertheless, the Guarantor hereby authorizes and empowers the Lender, its successors, endorsees and/or assignees, to exercise in its or their sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of the Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.

         The Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all other circumstances bearing upon the risk of nonpayment or nonreceipt of the Obligations and agrees that the Lender shall not have any duty to advise the Guarantor of information regarding any condition or circumstance or any change in such condition or circumstance. The Guarantor acknowledges that the Lender has not made any representation to the Guarantor concerning the financial condition of the Borrower.

         4. Representations and Warranties of the Guarantor. The Guarantor repeats and restates all of the representations and warranties of the Operating Partnership, as defined in the Stock Purchase Agreement, set forth in Article 3 of the Stock Purchase Agreement, all of which are deemed to be incorporated by reference into this Guarantee as if such representations and warranties were set forth in full herein.

         5. Payments. Each payment by the Guarantor to the Lender under this Guarantee shall be made by transferring the amount thereof in immediately available funds without setoff or counterclaim; provided that, no such payment shall be deemed a waiver of any rights the Guarantor may have.

         6. Parties. This Guarantee shall inure to the benefit of the Lender and its successors, assigns or transferees, and shall be binding upon the Guarantor and its successors and assigns. The Guarantor may not delegate any of its duties under this Guarantee without the prior written consent of the Lender and any Person to whom the Lender has assigned this Guarantee. Upon notice to the Guarantor, the Lender and its successors, assigns and transferees may assign its or their rights and benefits under this Guarantee to any financial institution providing financing to the Lender in connection with the Loan Agreement.

         7. Notices. All notices, demands and other communications from and between the Lender and the Guarantor under this Guarantee shall be in writing (including telecopier) and shall be delivered or sent to the address or telecopier number shown below, or to such other address or telecopier number as any party hereto may by written notice to the other parties have designated for such purpose. Any such notice, demand or other communication shall not be effective until actually received.

         If to the Lender:

                  Patrick K. Fox
                  Principal & General Counsel
                  Westbrook Partners, LLC
                  14400 North Dallas Parkway, #200
                  Dallas, Texas  75240

         with a copy to:

                  Keith Gelb
                  Vice President
                  Westbrook Partners, LLC
                  11150 Santa Monica Boulevard
                  Los Angeles, California 90025

         and another copy to:

                  Allen Curtis Greer, II
                  Rogers & Wells
                  200 Park Avenue
                  New York, New York 10166

         If to the Guarantor:

                  Essex Property Trust, Inc.
                  777 California Avenue
                  Palo Alto, CA  94304
                  Attention:  Keith Guericke

         with a copy to:

                  Michael Schall
                  Essex Property Trust, Inc.
                  777 California Avenue
                  Palo Alto, CA  94304
         and another copy to:

                  Jordan Ritter
                  Essex Property Trust, Inc.
                  777 California Avenue
                  Palo Alto, CA  94304

         8. Remedies. The Guarantor stipulates that the remedies at law in respect of any default or threatened default by the Guarantor in the performance of or compliance with any of the terms of this Guarantee are not and will not be adequate, and that any of such terms may be specifically enforced by a decree for specific performance or by an injunction against violation of any such terms or otherwise.

         9. Rights to Deal with the Lender. At any time and from time to time, without terminating, affecting or impairing the validity of this Guarantee or the obligations of the Guarantor hereunder, the Lender may deal with the Borrower in the same manner and as fully and as if this Guarantee did not exist and shall be entitled, among other things, to consent to any grant by the Borrower, without notice or demand and without affecting the Guarantor's liability hereunder, to grant extensions of time to perform, renew, compromise, accelerate or otherwise change the time for payment of or to otherwise change (or to consent to the change of) the terms of payment or any part thereof contained in or arising under the Loan Agreement, or to waive any Obligation of the Borrower to perform, any act or acts as the Lender may deem advisable.

         10. Subrogation. The Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against the Borrower with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Borrower in respect thereof until such obligations have been performed and paid in full.

         11. Survival of Representations, Warranties, etc. All representations, warranties, covenants and agreements made herein and in statements or certificates delivered pursuant hereto shall survive any investigation or inspection made by or on behalf of the Lender and shall continue in full force and effect until all of the obligations of the Guarantor under this Guarantee shall be fully performed in accordance with the terms hereof, and until the indefeasible receipt and performance in full of all Obligations.

         12. Governing Law and Consent to Jurisdiction; Waiver of Jury Trial.

         (a) THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK] IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS GUARANTEE OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER HEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR AGREES NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT. THE GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS GUARANTEE OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK.

         (b) The parties hereto knowingly, voluntarily and expressly waive all right to trial by jury in any action, proceeding or counterclaim enforcing or defending any rights arising out of or relating to this Guarantee or the transactions contemplated hereby. The Guarantor acknowledges that the provisions of this Section 12(b) have been bargained for and that it has been represented by counsel in connection therewith.

         13. Miscellaneous. If any term of this Guarantee or any application thereof shall be invalid or unenforceable, the remainder of this Guarantee and any other application of such term shall not be affected thereby. Any term of this Guarantee may be amended, modified, waived, discharged or terminated only by an instrument in writing signed by the Guarantor and the Lender, and consented to by any assignee. The headings in this Guarantee are for purposes of reference only and shall not limit or define the meaning hereof. This Guarantee may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Capitalized terms used herein and not defined shall have the respective meanings assigned to such terms in the Loan Agreement.

         IN WITNESS WHEREOF, the undersigned have caused this Guarantee to be executed and delivered as of the day and year first above written.

                                     ESSEX PORTFOLIO L.P., a California limited partnership, as Guarantor


                                     By:    Essex Property Trust, Inc.,
                                            a Maryland corporation
                                            General Partner


                                     By: /s/ Jordan E. Ritter
                                        ----------------------------------------
                                          Name: Jordan E. Ritter
                                               ---------------------------------
                                          Title: Vice President
                                                --------------------------------

Acknowledged and Agreed:

T/W ESSEX FUNDING, L.L.C.

By:  Essex/TW Funding Corp.,
     a Delaware corporation
     Managing Member

By: /s/ Jeffrey Kaplan
   -------------------------------
     Name: Jeffrey Kaplan
          ------------------------
     Title: Vice President
           -----------------------

                           REAFFIRMATION OF GUARANTEE

         THIS REAFFIRMATION OF GUARANTEE ("Reaffirmation"), dated as of July 1, 1996, is made by ESSEX PORTFOLIO, L.P., a California limited partnership (the "Guarantor").

                              W I T N E S S E T H:

         WHEREAS, Essex Property Trust, Inc. (the "Borrower") previously entered into that certain Loan Facility Agreement (the "Loan Agreement") dated as of June 20, 1996, with T/W Essex Funding, L.L.C., a Delaware limited liability company (the "Lender");

         WHEREAS, pursuant to that certain Guarantee (the "Guarantee"), dated as of June 20, 1996, the Guarantor guaranteed to the Lender that, among other things, the due and punctual performance of and compliance by the Borrower of its obligations, covenants and undertakings contained in or arising under the Loan Agreement;

         WHEREAS, pursuant to that certain Amendment No. 1 to the Loan Facility Agreement (the "Amendment"), dated as of even date herewith, by and between the Borrower and Lender, Lender has agreed, among other things, to amend and modify the Loan Agreement as set forth therein. In order to induce Lender to enter into the Amendment, Guarantor desires to reaffirm the Guarantee.

         NOW, THEREFORE, in consideration of the foregoing, and in order to induce the Lender to enter into the Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and further acknowledging that Lender intends to rely on the Guarantee of the Guarantor hereunder, the Guarantor hereby agrees as follows:

                  1. Guarantor represents that it has reviewed the Amendment and all other documents required to be delivered by Borrower to Lender in connection with the Amendment.

                  2. Guarantor reaffirms all its obligations under the Guarantee.

                  3. Guarantor acknowledges and agrees that such Guarantee remains in full force and effect, and such Guarantee is hereby ratified and confirmed.

                  4. Guarantor acknowledges and agrees that nothing contained in this Reaffirmation shall be construed as a limitation of or derogation from any of the terms and provisions of the Guarantee.

                                      * * *

         IN WITNESS WHEREOF, the Guarantor has duly executed this REAFFIRMATION OF GUARANTEE as of July 1, 1996.

                                      GUARANTOR:

                                      ESSEX PORTFOLIO L.P., a California limited partnership, as Guarantor

                                      By:  Essex Property Trust, Inc.,
                                           a Maryland corporation
                                           General Partner


                                      By: /s/ Michael Schall
                                          --------------------------------------
                                          Name: Michael Schall
                                                --------------------------------
                                          Title: CFO
                                                 -------------------------------

Acknowledged and Agreed:

T/W ESSEX FUNDING, L.L.C.

By:  Essex/TW Funding Corp.,
     a Delaware corporation
     Managing Member


By: /s/ Keith Gelb
    ----------------------------
    Name: Keith Gelb
          ----------------------
    Title:
          ----------------------